UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 22, 2018

ONE STOP SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2018, One Stop Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Concept Development, Inc., a California corporation (“CDI”) and CDI’s sole shareholder (the “Sole Shareholder”)(collectively, the “Parties”).

Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, a newly created California corporation that is wholly-owned by the Company (“Merger Sub 1”) will be merged with and into CDI with CDI surviving the first merger (the “Surviving Corporation”) and, immediately following the effectiveness of said first merger and as part of a single overall transaction, the Surviving Corporation shall be merged with and into a newly created California limited liability company that is wholly-owned by the Company (“Merger Sub 2”) with Merger Sub 2 surviving the second merger (collectively, the “Merger”).

Effective upon the consummation of the Merger (the “Closing”), as consideration for the Merger Agreement, the Company shall deliver to CDI, the Sole Shareholder, or such other person as may be specified in the Merger Agreement: (i) a cash purchase price of $667,000 (less distributions), subject to post-closing adjustment (the “Cash Purchase Price”), and (ii) duly authorized, newly and validly issued, fully paid and nonassessable shares of restricted common stock of the Company with a value of $4,927,000 (the “Share Purchase Price,” and together with the “Cash Purchase Price,” the “Purchase Price”). As part of the transaction the Company is also assuming a working capital loan obligation of CDI in the amount of $370,096. The number of newly issued shares of restricted common stock of the Company issuable as consideration for the Share Purchase Price is equal to the Share Purchase Price divided by the average closing price per share of the Company’s common stock over the fifteen (15) trading days ending on the last trading day prior to the Closing (the “Common Stock Price”), subject to a maximum share amount of 9.99% of the Company’s common stock outstanding as of the Closing (the “Maximum Share Amount”) which will result in a corresponding downward reduction in the Share Purchase Price. No fractional shares will be issued in connection with the Merger Agreement. Each holder of CDI shares with such fractional interests will, in lieu of fractional shares, receive in cash (rounded to the nearest whole cent), without interest, an amount equal to such fractional amount multiplied by the Common Stock Price.

There is an indemnification escrow holdback of $120,000 and the Purchase Price is subject to working capital adjustments.

The Merger Agreement includes customary representations, warranties and covenants by the Parties. Each Party has agreed, among other things, (i) to generally conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Closing (other than agreed actions to be taken in anticipation of the Closing); (ii) not to engage in certain types of transactions during this period; and (iii) to secure all necessary approvals to authorize the Merger Agreement. In addition, there are certain additional tax covenants, including that the Company and the Sole Shareholder each pay one-half of transfer, documentary, sales, etc. taxes and fees (including any penalties and interest) incurred in connection with the transaction, tax refunds are payable to the Sole Shareholder with tax credits payable to the Company and the Surviving Corporation, as applicable, and each party has agreed to use its reasonable best efforts to cause the Merger to be treated as tax-free reorganization and not take any action that could reasonably be expected to prevent or impede the Merger from qualifying as tax free-reorganization

Consummation of the Merger is subject to various closing conditions, including: (i) the accuracy of the representations and warranties made by the Parties immediately prior to Closing: (ii) the performance and compliance by the Parties in all material respects of their covenants, obligations and conditions under the Merger Agreement: (iii) no claim or action will have been commenced against any of the Parties that has not been withdrawn and which would prevent the Closing; and (iv) the absence of any material adverse changes to the businesses and operations of either Party.

As for indemnification, there is a $60,000 indemnification “basket,” a $5,594,000 cap on claims for breach of fundamental representations (subject to downward adjustment if the Share Purchase Price is reduced if the Maximum Share Amount is applicable), and a $366,350 cap on non-fundamental representations. The preceding limitations on indemnification do not apply to losses arising from fraud, criminal activity or willful misconduct.

The Merger Agreement contains customary termination rights for the Parties, including (i) by mutual written consent of the Company and CDI; (ii) by either Company or CDI, upon a material breach of any representation, warranty, covenant, or agreement on the part of the other Party, as set forth in the Merger Agreement, and which failure has not been cured within ten (10) days of receipt of written notice (or within thirty (30) days of such failure if not capable of being cured within such ten (10) day period); (iii) by either Company or CDI, upon written notice to the other Party, if closing conditions will not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by October 31, 2018; and (iv) by either the Company or CDI, if there is any law, decree, judgment, injunction, or other order of any governmental entity that is final and non-appealable and that restrains or enjoins the consummation of the Merger.

The disinterested members of the board of directors of the Company have unanimously approved the Merger Agreement and the Merger. The Sole Shareholder is the brother of one of the Company’s directors.

Item 7.01 Regulation FD Disclosure.

On August 28, 2018, the Company issued a press release announcing entry into the Merger. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished with this report.

In accordance with General Instructions B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Dated: August 28, 2018	By:	/s/ Steve Cooper
Steve Cooper
President, Chief Executive Officer and Chairman